ShoreTel Reports Financial Results for Third Quarter Fiscal Year 2014

24 Percent Hosted Revenue Growth Year-Over-Year;

Recurring Revenues Reach 40 Percent of Total Revenue

SUNNYVALE, Calif., April 24, 2014 /PRNewswire/ -- ShoreTel® (NASDAQ: SHOR), the leading provider of brilliantly simple phone systems and unified communications solutions, today announced financial results for the third quarter of its fiscal year 2014, which ended March 31, 2014.

For the third quarter of fiscal 2014, total revenue was $82.4 million, an increase of 5 percent compared to the third quarter of fiscal 2013. Non-GAAP net income, which excludes stock-based compensation charges, amortization of acquisition-related intangibles, other charges and related tax adjustments, for the third quarter of fiscal year 2014, was $2.6 million, or $0.04 per share. This compares with a non-GAAP net loss of $0.3 million, or $0.01 per share, in the third quarter of fiscal 2013. GAAP net loss was $1.2 million, or $0.02 per share, in the third quarter of fiscal 2014, compared with a GAAP net loss of $5.0 million, or $0.09 per share, in the third quarter of fiscal 2013.

"In the third quarter we launched a number of growth initiatives, invested in infrastructure enhancements, introduced innovative new products and achieved the highest level of cloud bookings in company history. I am excited that our sales and go-to-market strategy are starting to pay off," said Don Joos, president and CEO of ShoreTel. "During this time, we earned a non-GAAP net income for the fourth consecutive quarter."

Third Quarter of Fiscal 2014 Financial Highlights

Recurring revenues, which consist of cloud monthly recurring revenues and support revenues, represented 40 percent of total revenue in the third quarter of fiscal 2014 and reached an annualized value of $130 million; an increase of 20 percent compared to the third quarter of fiscal 2013.

Non-GAAP gross margin on total revenue, which excludes stock-based compensation charges, amortization of acquisition-related intangibles and other charges, for the third quarter of fiscal year 2014, was 60.1 percent, compared with 62.1 percent in the year-ago period. GAAP gross margin for the third quarter of fiscal year 2014 was 58.4 percent, compared with 60.6 percent in the third quarter of fiscal year 2013.

Hosted revenues of $22.6 million were up 24 percent year-over-year and 4 percent sequentially. Non-GAAP gross margin on hosted revenues was 41.1 percent in the third quarter of fiscal 2014, compared with 41.7 percent in the third quarter of fiscal 2013. The total number of installed customer seats increased 37 percent over the third quarter of fiscal 2013 to approximately 142,000. Annualized revenue churn was approximately 5 percent for the third quarter of fiscal 2014 and continued to reflect industry low results.

Product revenues of $43.4 million were down 5 percent year-over-year and 7 percent sequentially. Non-GAAP gross margin on product revenues was 64.2 percent in the third quarter of fiscal 2014, compared with 66.8 percent in the third quarter of fiscal 2013.

Support and services revenues of $16.4 million were up 12 percent year-over-year and 1 percent sequentially. Non-GAAP gross margin in support and service revenues was 75.4 percent in the third quarter of fiscal 2014, compared with 73.1 percent in the third quarter of fiscal 2013.

The company had $53.9 million in cash, cash equivalents and short-term investments as of March 31, 2014. During the third quarter of fiscal 2014 the company reduced its outstanding debt obligations, net of debt issuance costs, to $4.1 million.

Selected Operational Metrics

	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended
	03/31/14	12/31/13	09/30/13	06/30/13	03/31/13

Annual recurring revenue run rate (in millions)	$ 130.3	$ 125.6	$ 121.1	$ 114.7	$ 108.3

Cloud Monthly Average Revenue Per User (ARPU)	$ 45	$ 45	$ 47	$ 49	$ 50

Cloud Average # of Seats per Customer	44	44	43	44	43

Cloud Average Monthly Recurring Revenue Per Customer	$ 1,978	$ 1,982	$ 2,040	$ 2,123	$ 2,131

Cloud Monthly Revenue Churn Rate	0.4%	0.3%	0.3%	0.3%	0.3%

Total Company Headcount	930	925	932	965	957

Non-GAAP Gross Margin-Product	64.2%	65.5%	66.4%	65.9%	66.8%

Non-GAAP Gross Margin-Hosted	41.1%	39.8%	43.4%	39.1%	41.7%

Non-GAAP Gross Margin-Support and Services	75.4%	74.8%	74.6%	74.3%	73.1%

Third Quarter of Fiscal 2014 Business Highlights

ShoreTel Expands Cloud Opportunity for Channel Partners

ShoreTel announced enhancements to its Champion Partner Program to increase the focus on the growing cloud communications segment. To meet the demand for cloud unified communications, ShoreTel's program includes three tiers of channel partner engagement - Enabled, Approved and Referral. Partners participating in the Enabled and Approved tiers handle large portions of the sales process and receive recurring compensation payments. The program supports the channel partners' ability to grow revenues, improve profitability through in-depth training to execute lead generation actions and to gain technical expertise.

ShoreTel Announces Vertical Sales Program for Finance Industry

ShoreTel, which has more than 1,000 banking, credit union and financial customers, created a dedicated vertical sales team to deliver solutions to the finance business segment. Currently, ShoreTel provides products to address industry issues relating to multi-site deployments and business continuity planning. The increased focus on the sector will include product development and integration with industry specific software and security programs.

ShoreTel Begins Shipping its 400 Series IP Phones for ShoreTel Sky

ShoreTel began shipping its 400 series IP phones to ShoreTel Sky® customers to offer an end-to-end cloud solution for an optimal user experience by linking the phones, ShoreTel-developed business software applications and world-class support. ShoreTel now has full control of the evolution of devices used by customers to enable superior support and implementation of upgrades in the future.

ShoreTel linked the timing of the 400 series phone launch for ShoreTel Sky customers and the enhancements made to its Champion Partner Program. ShoreTel partners can now offer customers one ShoreTel solution to address their cloud unified communications needs.

ShoreTel Upgrades its Integration with Salesforce for Cloud and Premises Customers

ShoreTel announced a significant upgrade to its Salesforce ® integration for both cloud and premises customers. End users that integrate their communications platform with the leading CRM application gain new customer insights, more effective collaboration and quicker problem resolution. As a result, an enterprise can experience improvement in both sales force productivity and customer service responsiveness, both of which generate additional revenues.

ShoreTel Delivers Virtualization to Customers

ShoreTel launched ShoreTel 14.2 which allows companies to deploy a communications system in a virtual environment and benefit from ShoreTel's inherent N+1 redundancy at a lower cost.

The availability of ShoreTel's virtualization technology is changing how unified communications is deployed across small, medium and enterprise customers. The offering sets the foundation to consume VoIP services via on-premises, hybrid and cloud deployments.

ShoreTel Awarded 5-Star Rating in CRN's 2014 Partner Program Guide

The CRN 2014 Partner Program Guide, the definitive listing of technology vendors that provide products through the IT channel, awarded ShoreTel a 5-star rating. The award follows ShoreTel's recent enhancement of its Champion Partner Program to enable channel partners to better participate in one of the fastest growing communications segments. Among other things, the enhanced Champion Partner Program includes workshops to facilitate cloud business planning, technical expertise and sales professional recruiting assistance.

Business Outlook

ShoreTel is providing the following outlook for its fiscal fourth quarter of 2014 ending June 30, 2014:

  Total revenue is expected to be in the range of $83 million to $89 million.
  GAAP gross margin is expected to be in the range of 59 percent to 60 percent.  Non-GAAP gross margin, which excludes approximately $1.4 million in stock-based compensation charges, amortization of acquisition-related intangibles and other charges, is expected to be in the range of 60.5 percent to 61.5 percent.
  GAAP operating expenses are expected to be in the range of $50 million to $51 million. Non-GAAP operating expenses, which excludes approximately $2.5 million in stock-based compensation expenses, amortization of acquisition-related intangibles and other charges, are expected to be in the range of $47.5 million to $48.5 million.

Conference Call Information

The Company will host a corresponding conference call and live webcast at 2:00 p.m. Pacific Time on Thursday, April 24, 2014. To access the conference call, dial +1-866-652-5200 for callers in the U.S. or + 1-412-317-6060 for international callers and provide the operator with the conference identification number of 10044502.

A live webcast will be available in the Investor Relations section of the Company's corporate website at http://ir.shoretel.com/ and an archived recording will be available beginning approximately two hours after the completion of the call. An audio telephonic replay of the conference call will also be available beginning approximately one hour after the completion of the call until May 2, 2014 by dialing +1-877-344-7529 for callers in the U.S. or +1-412-317-0088 for callers outside the U.S. and providing the conference identification number of 10044502.

Use of Non-GAAP Financial Measures

ShoreTel reports all required financial information in accordance with generally accepted accounting principles in the United States ("GAAP"), but it believes that evaluating its ongoing operating results may be difficult to understand if limited to reviewing only GAAP financial measures. Many investors have requested that ShoreTel disclose this non-GAAP information because it is useful in understanding the company's performance as it excludes non-cash charges, other non-recurring adjustments and related tax adjustments, that many investors feel may obscure the company's true operating performance. Likewise, management uses these non-GAAP measures to manage and assess the profitability of its business and does not consider stock-based compensation charges and amortization charges related to acquisition-related intangible assets and the related tax adjustments, which are non-cash charges, or other non-recurring items in managing its core operations. ShoreTel has provided a reconciliation of non-GAAP financial measures following the text of this press release. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure.

Legal Notice Regarding Forward-Looking Statements

ShoreTel assumes no obligation to update the forward-looking statements included in this release. This release contains forward-looking statements within the meaning of the "safe harbor" provisions of the federal securities laws, including, without limitation, statements by Don Joos, statements regarding future growth, products and distribution strategies, and statements in the "Business Outlook" section regarding ShoreTel's anticipated future revenues, gross margins, operating expenses and other financial information. The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. The risks and uncertainties include the intense competition in our industry, our reliance on third parties to sell and support our products, our ability to continue to grow our ShoreTel Sky business, market acceptance of cloud-based products, our ability to grow or maintain our premise business, supply and manufacturing risks, our ability to control costs as we expand our business, our ability to attract, retain and ramp new personnel, potentially longer sales cycles, uncertainties inherent in the product development cycle, ability of third parties to successfully market and sell our products, uncertainty as to market acceptance of new products and services, the potential for litigation in our industry, the uncertain impact of global economic conditions, including impact on customers' purchasing decisions, and other risk factors set forth in ShoreTel's Form 10-K for the year ended June 30, 2013, and in its Form 10-Q for the quarter ended December 31, 2013.

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About ShoreTel

ShoreTel, Inc. (NASDAQ: SHOR) is a leading provider of brilliantly simple IP phone systems and unified communications solutions. Its award-winning on-premises IP-PBX solution and cloud-based hosted phone system eliminate complexity and improve productivity. Recognized for its industry-leading customer experience and support, ShoreTel's innovative business phones, application integration, collaboration tools, mobility, and contact center applications enable users to communicate and collaborate no matter the time, place or device, with minimal demand on IT resources. ShoreTel is headquartered in Sunnyvale, Calif., and has regional offices and partners worldwide. For more information, visit www.shoretel.com.

ShoreTel, ShoreTel Sky and the ShoreTel logo are trademarks or registered trademarks of ShoreTel, Inc. in the United States and/or other countries. All other trademarks, trade names and service marks herein are the property of their respective owners. Salesforce and others are trademarks of salesforce.com, inc. and are used here with permission.

(Tables follow)

SHORETEL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)
(Unaudited)
	As of	As of
	March 31,	June 30,
	2014	2013

ASSETS
Current assets:
Cash and cash equivalents	$ 50,263	$ 43,775
Short-term investments	3,681	7,501
Accounts receivable - net	31,595	37,118
Inventories	23,962	18,891
Indemnification asset	5,452	6,277
Prepaid expenses and other current assets	8,203	6,417
Total current assets	123,156	119,979

Property and equipment - net	18,889	15,625
Goodwill	122,750	122,750
Intangible assets	30,612	38,138
Other assets	2,839	3,295
Total assets	$ 298,246	$ 299,787

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$ 16,684	$ 9,790
Accrued liabilities and other	14,681	17,766
Accrued employee compensation	13,697	13,159
Accrued taxes and surcharges	10,937	11,312
Purchase consideration	-	3,577
Deferred revenue	45,161	39,692
Total current liabilities	101,160	95,296

Line of credit - net	4,070	29,004
Long-term deferred revenue	16,783	15,294
Other long-term liabilities	3,712	4,053
Total liabilities	125,725	143,647

Stockholders' equity:

Common stock	341,818	322,258
Accumulated deficit	(169,297)	(166,118)
Total stockholders' equity	172,521	156,140

Total liabilities and stockholders' equity	$ 298,246	$ 299,787

SHORETEL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2014	2013	2014	2013

Revenue:
Product	$43,410	$45,511	$137,649	$135,114
Hosted and related services	22,617	18,239	65,075	50,988
Support and services	16,374	14,570	48,449	41,838
Total revenue	82,401	78,320	251,173	227,940
Cost of revenue:
Product	15,817	15,392	48,454	46,248
Hosted and related services	14,357	11,418	40,968	31,960
Support and services	4,137	4,070	12,626	12,538
Total cost of revenue	34,311	30,880	102,048	90,746
Gross profit	48,090	47,440	149,125	137,194
Gross profit %	58.4%	60.6%	59.4%	60.2%

Operating expenses:
Research and development	11,480	13,065	37,041	39,213
Sales and marketing	27,960	29,497	82,981	91,992
General and administrative	9,479	9,270	30,506	27,157
Total operating expenses	48,919	51,832	150,528	158,362
Loss from operations	(829)	(4,392)	(1,403)	(21,168)
Other income (expense), net	(123)	(558)	(1,089)	(1,886)
Loss before provision for income tax	(952)	(4,950)	(2,492)	(23,054)
Provision for income tax	252	61	687	348
Net loss	$ (1,204)	$ (5,011)	$ (3,179)	$ (23,402)
Net loss per share:
Basic and diluted	$ (0.02)	$ (0.09)	$ (0.05)	$ (0.41)

Shares used in computing net loss per share:
Basic and diluted	61,749	58,755	60,693	58,500

SHORETEL, INC.
GAAP TO NON-GAAP RECONCILIATION
(Amounts in thousands, except per share amounts)
(Unaudited)

	Three Months Ended				Nine Months Ended
	March 31,				March 31,
	2014		2013		2014		2013
GAAP Product gross profit	$ 27,593		$ 30,119		$ 89,195		$ 88,866
Stock-based compensation charges	14	(a)	14	(a)	59	(a)	98	(a)
Amortization of acquisition-related intangibles	268	(b)	266	(b)	804	(b)	786	(b)
Severance and other	-	(c)	-	(c)	-	(c)	-	(c)
Non-GAAP Product gross profit	$ 27,875		$ 30,399		$ 90,058		$ 89,750
Non-GAAP Product gross margin	64.2%		66.8%		65.4%		66.4%

GAAP Hosted gross profit	$ 8,260		$ 6,821		$ 24,107		$ 19,028
Stock-based compensation charges	195	(a)	39	(a)	427	(a)	117	(a)
Amortization of acquisition-related intangibles	834	(b)	748	(b)	2,400	(b)	2,247	(b)
Severance and other	-	(c)	-	(c)	-	(c)	8	(c)
Prior quarter charge for change in estimate of sales, use and telecommunications tax	-	(e)	-	(e)	-	(e)	927	(e)
Non-GAAP Hosted gross profit	$ 9,289		$ 7,608		$ 26,934		$ 22,327
Non-GAAP Hosted gross margin	41.1%		41.7%		41.4%		43.8%

GAAP support and services gross profit	$ 12,237		$ 10,500		$ 35,823		$ 29,300
Stock-based compensation charges	112	(a)	154	(a)	485	(a)	600	(a)
Amortization of acquisition-related intangibles	-	(b)	-	(b)	-	(b)	-	(b)
Severance and other	-	(c)	-	(c)	-	(c)	2	(c)
Non-GAAP support and services gross profit	$ 12,349		$ 10,654		$ 36,308		$ 29,902
Non-GAAP support and services gross margin	75.4%		73.1%		74.9%		71.5%

GAAP total gross profit	$ 48,090		$ 47,440		$ 149,125		$ 137,194
Stock-based compensation charges	321	(a)	207	(a)	971	(a)	815	(a)
Amortization of acquisition-related intangibles	1,102	(b)	1,014	(b)	3,204	(b)	3,033	(b)
Severance and other	-	(c)	-	(c)	-	(c)	10	(c)
Prior quarter charge for change in estimate of sales, use and telecommunications tax	-	(e)	-	(e)	-	(e)	927	(e)
Non-GAAP total gross profit	$ 49,513		$ 48,661		$ 153,300		$ 141,979
Non-GAAP total gross margin	60.1%		62.1%		61.0%		62.3%

GAAP loss from operations	$ (829)		$ (4,392)		$ (1,403)		$ (21,168)
Stock-based compensation charges	1,729	(a)	2,049	(a)	5,926	(a)	8,901	(a)
Amortization of acquisition-related intangibles	1,928	(b)	1,904	(b)	5,808	(b)	5,700	(b)
Severance and Other	-	(c)	584	(c)	1,019	(c)	966	(c)
Prior quarter charge for change in estimate of sales, use and telecommunications tax	-	(e)	-	(e)	-	(e)	1,875	(e)
Non-GAAP income (loss) from operations	$ 2,828		$ 145		$ 11,350		$ (3,726)

GAAP net loss	$ (1,204)		$ (5,011)		$ (3,179)		$ (23,402)
Stock-based compensation charges	1,729	(a)	2,049	(a)	5,926	(a)	8,901	(a)
Amortization of acquisition-related intangibles	1,928	(b)	1,904	(b)	5,808	(b)	5,700	(b)
Severance and Other	-	(c)	584	(c)	1,019	(c)	966	(c)
Interest charge from change in fair value of purchase consideration	4	(d)	169	(d)	111	(d)	822	(d)
Prior quarter charge for change in estimate of sales, use and telecommunications tax	-	(e)	-	(e)	-	(e)	1,875	(e)
Deferred tax benefit (provision) arising from tax impact of above items	147	(f)	(31)	(f)	163	(f)	113	(f)
Non-GAAP net income (loss)	$ 2,604		$ (336)		$ 9,848		$ (5,025)

Non-GAAP net income (loss) per share:
Basic	$ 0.04		$ (0.01)		$ 0.16		$ (0.09)
Diluted (g)	$ 0.04		$ (0.01)		$ 0.16		$ (0.09)

Shares used in computing net income (loss) per share:
Basic	61,749		58,755		60,693		58,500
Diluted (g)	64,487		58,755		62,683		58,500

SHORETEL, INC.
GAAP TO NON-GAAP RECONCILIATION FOOTNOTES
(Amounts in thousands)
(Unaudited)

		Three Months Ended		Nine Months Ended
		March 31,		March 31,
		2014	2013	2014	2013
(a)	Stock-based compensation included in:
	Cost of product revenue	$ 14	$ 14	$ 59	$ 98
	Cost of hosted and related services revenue	195	39	427	117
	Cost of support and services revenue	112	154	485	600
	Research and development	416	500	1,382	2,478
	Sales and marketing	579	530	1,633	2,465
	General and administrative	413	812	1,940	3,143
		$ 1,729	$ 2,049	$ 5,926	$ 8,901

(b)	Amortization of acquisition-related intangibles included in:
	Cost of product revenue	$ 268	$ 266	$ 804	$ 786
	Cost of hosted and related services	834	748	2,400	2,247
	Sales and marketing	792	851	2,494	2,553
	General and administrative	34	39	110	114
		$ 1,928	$ 1,904	$ 5,808	$ 5,700

(c)	Severance and other expense included in:
	Cost of hosted and related services	$ -	$ -	$ -	$ 8
	Cost of support and services revenue	-	-	-	2
	Research and development	-	-	674	99
	Sales and marketing	-	584	172	819
	General and administrative	-	-	173	38
		$ -	$ 584	$ 1,019	$ 966

(d)	Interest charge from change in fair value of purchase consideration included in Other Expense	$ 4	$ 169	$ 111	$ 822

(e)	Prior quarter charge for change in estimate of sales, use and telecommunications tax recognized in the current quarter:
	Cost of hosted and related services	$ -	$ -	$ -	$ 927
	General and administrative	-	-	-	948
		$ -	$ -	$ -	$ 1,875

(f)	The deferred tax benefit (provision) arising from acquisition and tax impact of the items which are excluded in (a) to (e) above.

(g)	Potentially dilutive securities were not included in the calculation of diluted net loss per share for the periods which had a net loss because to do so would have been anti-dilutive.

SHORETEL, INC.
RECONCILIATION OF GAAP TO NON-GAAP FOR Q4 PROJECTIONS
(Amounts in thousands)
(Unaudited)

	Three Months Ending
	June 30, 2014

	High	Low
GAAP gross profit %	60.0%	59.0%
Adjustments for stock-based compensation and acquisition-related intangible asset amortization	1.5%	1.5%
Non-GAAP gross profit %	61.5%	60.5%

Total GAAP operating expenses	$51,000	$50,000
Adjustments for stock-based compensation and acquisition-related intangible asset amortization	(2,500)	(2,500)
Total non-GAAP operating expenses	$48,500	$47,500

Investor Contact:
Barry Hutton
Director, Investor Relations
408-962-2573
bhutton@shoretel.com

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